Exhibit 10.13
                                                                   -------------


                      Confirmation of Rate Cap Transaction



                                                                __________, 2002

PHH Corporation
307 International Circle
Hunt Valley, Maryland  21030
Attn:  Brad Howatt
Fax No:  (410) 771-3362

         cc:      Mark E. Johnson
                  Cendant Corporation
                  6 Sylvan Way
                  Parsippany, NJ 07054

Ladies and Gentlemen:

               The purpose of this letter agreement is to set forth the terms and conditions of the rate cap transaction entered into between JPMorgan Chase Bank ("JPMorgan Chase") and PHH Corporation (the "Counterparty") on ____________, 2002 (the "Rate Cap Transaction"). It is understood by the parties that the Counterparty will contribute its rights, but not its obligation to pay the Premiums, under this Rate Cap Transaction to PHH Vehicle Management Services LLC ("VMS"). VMS will in turn contribute its rights under this Rate Cap Transaction to Raven Funding LLC ("SPV"), and SPV will in turn contribute its rights under this Rate Cap Transaction to Chesapeake Funding LLC (the "Issuer"). The Issuer will pledge its rights under this Rate Cap Transaction to JPMorgan Chase, as indenture trustee (the "Indenture Trustee") under the Base Indenture dated as of June 30, 1999, between the Issuer and the Indenture Trustee, as amended by that Series 2002-2 Indenture Supplement thereto (the "Indenture Supplement"), dated as of ___________, 2002, between the Issuer and the Indenture Trustee (the "Indenture").

               In consideration of the promise by the Counterparty to make the payment of the Premiums and in consideration of the promise by JPMorgan Chase to make payments to the Counterparty in accordance with Section 3 hereof, the parties hereto agree as follows:

               1. Definitions. The following terms shall have the following meanings:

               "Business Day" means any day that is a New York Business Day and a London Business Day and on which banks are not required or authorized by law to close in Maryland or Delaware.

                  "Calculation Period" means each period from and including one Payment Date (or, in the case of the initial Calculation Period, the Effective Date) to but excluding the next succeeding Payment Date (or, in the case of the final Calculation Period, the Termination Date).


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               "Cap Payment" has the meaning defined in Section 3 hereof.

               "Cap Rate" means, with respect to each Calculation Period, the weighted average fixed rate of interest on the New Fixed Rate Leases as of the last day of the Monthly Period immediately preceding the first day of such Calculation Period minus 0.65% per annum.

               "Closed-End Lease" has the meaning defined in the Indenture.

               "Counterparty's Account" means, as long as the Counterparty's rights under this letter agreement shall remain assigned to the Indenture Trustee, the Collection Account as defined in the Indenture, and thereafter such account as is designated by the Counterparty from time to time.

               "Designated Maturity" means one month.

               "Effective Date" means _____________, 2002.

               "Excess Cap Payment" has the meaning defined in Section 3 hereof.

               "Floating Rate" means, with respect to a Calculation Period, the rate determined by JPMorgan Chase to be (i) the per annum rate for deposits in U.S. dollars for a period of the Designated Maturity which appears on the Telerate Page 3750 Screen as of 11:00 a.m., London time, on the day that is two London Business Days prior to the Reset Date in respect of such Calculation Period (rounded upwards, if necessary, to the nearest 1/100,000 of 1%); (ii) if such rate does not appear on the Telerate Page 3750 Screen, the Floating Rate with respect to such Calculation Period shall be the arithmetic mean (rounded as aforesaid) of the offered quotations obtained by JPMorgan Chase from the Reference Banks for deposits in U.S. dollars to leading banks in the London interbank market as of approximately 11:00 a.m., London time, on the day that is two London Business Days prior to such Reset Date; or (iii) if fewer than two Reference Banks provide JPMorgan Chase with such quotations, the Floating Rate shall be the rate per annum which JPMorgan Chase determines to be the arithmetic mean (rounded as aforesaid) of the offered quotations which leading banks in New York City selected by JPMorgan Chase are quoting in the New York interbank market on such Reset Date for deposits in U.S. dollars to the Reference Banks or, if fewer than two such quotations are available, to leading European and Canadian Banks.

               "JPMorgan Chase's Account" means the account of JPMorgan Chase at JP Morgan Chase Bank (ABA: _____________), Account No. ___________.

               "Lease Balance" has the meaning defined in the Indenture.

               "Leased Vehicle" has the meaning defined in the Indenture.

               "London Business Day" means any day on which banks are open for business in London, England and on which dealings in deposits in U.S. dollars are transacted in the London interbank market.


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               "Monthly Period" has the meaning defined in the Indenture.

               "Moody's" has the meaning defined in the Indenture.

               "New Fixed Rate Lease" means on any day each Unit Lease then bearing interest or finance charges at a fixed rate per annum (a) that did not bear interest or finance charges at a fixed rate per annum when it initially became a unit Lease or on the Effective Date and (b) with respect to which the Issuer shall not have obtained on or prior to such day an interest rate cap satisfying the requirements therefor set forth in Section 5A.11(c) of the Indenture Supplement.

               "New York Business Day" means any day on which banks are not required or authorized by law to close in New York City.

               "Notional Lease Rate Cap" means, with respect to each New Fixed Rate Lease, as of the last day of the Monthly Period immediately preceding the first Calculation Period during which such New Fixed Rate Lease is to be included in the calculation of the Notional Principal Amount, a lease rate cap having a notional amount on the first day of such Calculation Period equal to the Lease Balance of such New Fixed Rate Lease as of the last day of such Monthly Period, plus, in the case of a Closed-End Lease, the Stated Residual Value of the related Leased Vehicle and on the first day of each Calculation Period thereafter at least equal to the scheduled Lease Balance of such New Fixed Rate Lease as of the last day of the Monthly Period immediately preceding such first day of such Calculation Period, plus, in the case of a Closed-End Lease, the Stated Residual Value of the related Leased Vehicle and an effective strike rate based on the eurodollar rate set forth therein in effect on the dates set forth therein at the most equal to the fixed rate of interest on such New Fixed Rate Lease minus 0.65% per annum.

               "Notional Principal Amount" means, with respect to a Calculation Period, an amount equal to the lesser of (a) the aggregate Unit Balance of all New Fixed Rate Leases as of the last day of the Monthly Period immediately preceding the first day of such Calculation Period and (b) the Series 2002-2 Invested Amount on the first day of such Calculation Period.

               "Payment Date" means the 7th day of each month, or, if such date is not a Business Day, the next succeeding Business Day, commencing ________, 2002 and ending on the Termination Date.

               "Premiums" means the amounts payable by the Counterparty to JPMorgan Chase pursuant to Section 2 hereof.

               "Rating Agency Condition" has the meaning defined in the Indenture Supplement.

               "Reference Banks" means four major banks in the London interbank market selected by JPMorgan Chase.

               "Reset Date" means the first day of each Calculation Period.


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                                                                            4

               "Series 2002-2 Invested Amount" has the meaning defined in the Indenture Supplement.

               "Series 2002-2 Percentage" means, on any Payment Date, the average Series 2002-2 Invested Percentage during the Monthly Period immediately preceding such Payment Date.

               "Series 2002-2 Required Lease Rate Cap" has the meaning defined in the Indenture Supplement.

               "Standard & Poor's" has the meaning defined in the Indenture.

               "Stated Residual Value" has the meaning defined in the Indenture.

               "Telerate Page 3750 Screen" means the display designated as "Page 3750" on the Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for U.S. Dollar deposits).

               "Termination Date" means the earlier of __________, ____ and the date on which the Series 2002-2 Invested Amount has been reduced to zero.

               "Unit Balance" means, with respect to any New Fixed Rate Lease, as of any date of determination, the Lease Balance of such New Fixed Rate Lease as of such date, plus, in the case of a Closed-End Lease, the Stated Residual Value of the related Leased Vehicle.

               "Unit Lease" has the meaning defined in the Indenture.

               2. Premiums. On the first day of the first Calculation Period on which there are any New Fixed Rate Leases, the Counterparty agrees to pay to JPMorgan Chase an amount, to be determined by JPMorgan Chase on a reasonably commercial basis, equal to the premium that would have been payable by the Counterparty to obtain a Notional Lease Rate Cap with respect to each such New Fixed Rate Lease on the date that is two Business Days prior to such first day. On the first day of any Calculation Period during which, after giving effect to the addition of any additional New Fixed Rate Leases, either (x) the aggregate scheduled notional amounts during such Calculation Period or any Calculation Period thereafter of the Notional Lease Rate Caps with respect to all New Fixed Rate Leases will be less than the Notional Principal Amount with respect to such Calculation Period or any Calculation Period thereafter (the sum of any such deficiencies, the "Notional Amount Deficiencies") or (y) the weighted average cap rate during such Calculation Period or any Calculation Period thereafter under the Notional Lease Rate Caps with respect to all New Fixed Rate Leases will be higher than the Cap Rate with respect to such Calculation Period or any Calculation Period thereafter (the "Cap Rate Deficiencies"), the Counterparty agrees to pay to JPMorgan Chase an amount, to be determined by JPMorgan Chase on a reasonably commercial basis, equal to the premium that would have been payable by the Counterparty to obtain a lease rate cap covering the Notional Amount Deficiencies and/or the Cap Rate Deficiencies. All payments of Premiums to JPMorgan Chase


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                                                                            5

shall be made by deposit to JPMorgan Chase's Account. JPMorgan
Chase shall determine the amount of any Premium payable by the Counterparty hereunder, based on the information contained in the Monthly Settlement Statement delivered to JPMorgan Chase pursuant to Article 7 of the Indenture Supplement, and notify the Counterparty thereof on the Business Day prior to the due date thereof.

               3. Payments. JPMorgan Chase agrees to pay to or at the direction of the Counterparty on each Payment Date, an amount equal to the product of (i) the amount by which the Floating Rate exceeds the Cap Rate with respect to the Calculation Period ending on such Payment Date, in each case as determined by JPMorgan Chase, (ii) the Notional Principal Amount with respect to such Calculation Period and (iii) the actual number of days in such Calculation Period divided by 360 (the "Cap Payment"). JPMorgan Chase shall determine the amount of any Cap Payment for any Payment Date based on the information contained in the Monthly Settlement Statement delivered to JPMorgan Chase pursuant to Article 7 of the Indenture Supplement in respect of the immediately preceding Payment Date. On any Payment Date following a Calculation Period during which the Notional Principal Amount was calculated based on the amount set forth in clause (a) of the definition thereof, JPMorgan Chase shall pay a portion of the Cap Payment, in an amount equal to the Series 2002-2 Percentage thereof on such Payment Date, to the Counterparty's Account and, subject to
Section 7 hereof, the remaining portion thereof (the "Excess Cap Payment") to or at the direction of the Issuer. On any Payment Date following a Calculation Period during which the Notional Principal Amount was calculated based on the amount set forth in clause (b) of the definition thereof, JPMorgan Chase shall pay the full amount of the Cap Payment to the Counterparty's Account.

               4. Notices. Any notices hereunder (i) shall be in writing and hand-delivered or sent by first-class mail, postage prepaid, return receipt requested, or facsimile transmission and shall be addressed to the intended recipient at its address set forth on the signature page hereof or at such other address as such party shall have last specified by notice to the other party and
(ii) shall be effective (a) if delivered by hand or sent by overnight courier, on the day it is delivered, unless delivery is made after the close of business or on a day that is not a Business Day, in which case such notice will be effective on the next Business Day, (b) if sent by certified or registered mail or the equivalent (return receipt requested), three Business Days after dispatch, or (c) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender's facsimile machine).

               5. Governing Law. This letter agreement shall be governed by and construed in accordance with the laws of the State of New York.

               6. Assignments. Neither party shall have the right to assign its rights or delegate its obligations under this letter agreement without the prior written consent of the other party; provided, however, that, the Counterparty's rights hereunder may be assigned as described herein and pledged by the Issuer to the Indenture Trustee.

               7. Set-off; Counterclaim. Notwithstanding any other provision of any other agreement to the contrary, all payments under this letter agreement will be made without set-off


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                                                                            6

or counterclaim, except that, if the Counterparty fails to pay any Premium pursuant to Section 2 hereof in respect of any New Fixed Rate Lease when due, JPMorgan Chase will not be obligated to pay to or at the direction of the Issuer pursuant to Section 3 hereof on any Payment Date following a Calculation Period during which the Notional Principal Amount was calculated based on the amount set forth in clause (a) of the definition thereof, an amount equal to the lesser of the Excess Cap Payment and the portion of the Cap Payment on such Payment Date attributable to the Unit Balance of such New Fixed Rate Lease.

               8. Each Party's Reliance on its own Judgment. Each party has entered into this Rate Cap Transaction solely in reliance on its own judgment. Neither party has any fiduciary obligation to the other party relating to this Rate Cap Transaction. In addition, neither party has held itself out as advising, or has held out any of its employees or agents as having the authority to advise, the other party as to whether or not the other party should enter into this Rate Cap Transaction, any subsequent actions relating to this Rate Cap Transaction or any other matters relating to this Rate Cap Transaction. Neither party shall have any responsibility or liability whatsoever in respect of any advice of this nature given, or views expressed, by it or any of such persons to the other party relating to this Rate Cap Transaction, whether or not such advice is given or such views are expressed at the request of the other party.

               9. Early Termination. If the short-term credit rating of JPMorgan Chase falls below A-1 by Standard & Poor's or P-1 by Moody's or the long-term unsecured credit rating of JPMorgan Chase falls below A+ by Standard & Poor's or Aa3 by Moody's and within 30 days of such decline in credit rating, JPMorgan Chase shall not have provided some form of collateral for its obligations hereunder and satisfied the Rating Agency Condition with respect to such arrangement, the Counterparty shall have the right, upon five (5) Business Days written notice to JPMorgan Chase, to terminate this Rate Cap Transaction. The Counterparty's right to terminate this Rate Cap Transaction pursuant to the preceding sentence is conditioned upon the Counterparty having obtained, and there being maintained as of the time of such termination, the Series 2002-2 Required Lease Rate Cap (determined without giving effect to this Rate Cap Transaction).

               10. WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY KNOWINGLY AND INTENTIONALLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS LETTER AGREEMENT OR FOR ANY COUNTERCLAIM THEREIN.

               Please confirm that the foregoing correctly sets forth the terms and conditions of our agreement by responding within three (3) Business Days by returning via facsimile an executed copy of this letter agreement to the attention of Michaela Ludbrook, fax no. (212) 834-6187.

               Duplicate hard copies of this letter agreement will be sent to you shortly. Upon receipt, please execute both copies and return one to JPMorgan Chase to the address indicated below.


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               JPMorgan Chase is pleased to have concluded this transaction with you.

                                  Very truly yours,

                                  JPMORGAN CHASE BANK


                                  By:
                                     -----------------------------------
                                     Name:
                                     Title:

                                  Address for Notices:
                                  270 Park Avenue, 8th Floor
                                  New York, NY 10017
                                  Attention: Michaela Ludbrook
                                  Facsimile No.: (212) 834-6187



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                                  ACCEPTED AND AGREED:

                                  PHH CORPORATION



                                  By:
                                     -----------------------------------
                                     Name:
                                     Title:


                                  Address for Notices:
                                  307 International Circle
                                  Hunt Valley, Maryland 21030
                                  Attn:  Brad Howatt
                                  Fax No: (410) 771-3362